UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective January 31, 2017, Bioanalytical Systems, Inc. (the “Company”) entered into a Fifth Forbearance Agreement and Sixth Amendment to Credit Agreement (the “Fifth Forbearance Agreement”) with Huntington National Bank (“Huntington Bank”). Pursuant to the Fifth Forbearance Agreement, Huntington Bank agreed to forbear from exercising its rights and remedies under the Company’s credit facility (the “Credit Agreement”) and from terminating the Company’s related swap agreement with respect to the Company’s non-compliance with applicable financial covenants under the Credit Agreement and any further non-compliance with such covenants during the Forbearance Period until July 31, 2017 (the “Forbearance Period”).

The terms of the Fifth Forbearance Agreement are materially consistent with the terms of the Fourth Forbearance Agreement and Fifth Amendment to Credit Agreement between the Company and Huntington Bank, effective October 31, 2016, except that the Fifth Forbearance Agreement (i) amends the maturity dates for the term and revolving loans under the Credit Agreement to July 31, 2017, (ii) authorizes Huntington Bank to charge any account of the Company maintained with Huntington Bank or its affiliates for costs, expenses or fees attributable to the Fifth Forbearance Agreement or the Credit Agreement and to (a) automatically debit any account of the Company, or (b) on behalf of the Company, to make one or more advances from time to time under the revolving facility, in each case, to pay when due any payment of principal, interest, or other charges or fees, or the payment of any expense or indemnification owing to Huntington Bank pursuant to the Fifth Forbearance Agreement or the Credit Agreement and (iii) requires payment to Huntington Bank of a forbearance fee in the amount of $227,000, $27,000 of which was paid at the execution of the Fifth Forbearance Agreement, with the remainder payable upon the first to occur of payment in full of the indebtedness under the Credit Agreement or July 14, 2017. Should the Company repay the indebtedness under the Credit Facility in full on or before July 14, 2017, the forbearance fee would be reduced by $100,000. In connection with its entry into the Fifth Forbearance Agreement, the Company agreed to reimburse Huntington Bank for certain legal fees.

The foregoing description of the Fifth Forbearance Agreement is a summary only and is qualified in its entirety by reference to the Fifth Forbearance Agreement, a copy of which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

10.1	Fifth Forbearance Agreement and Sixth Amendment to Credit Agreement by and between Bioanalytical Systems, Inc. and Huntington National Bank, dated January 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: February 1, 2017	By:	/s/ Jill C. Blumhoff
Jill C. Blumhoff
Chief Financial Officer, Vice President of Finance

Exhibit Index

Exhibit No.	Description

10.1	Fifth Forbearance Agreement and Sixth Amendment to Credit Agreement by and between Bioanalytical Systems, Inc. and Huntington National Bank, dated January 31, 2017.